Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-131943) and related Prospectus pertaining to The Lincoln National Life Insurance Company Agent’s Savings and Profit-Sharing Plan (the “Plan”) and to the incorporation by reference therein of our reports (a) dated February 24, 2006, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, Lincoln National Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lincoln National Corporation, included in its Annual Report (Form 10-K) and (b) dated March 27, 2006, with respect to the financial statements and schedules of the Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Philadelphia, PA      /s/ Ernst & Young LLP
April 18, 2006